UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

TransMontaigne Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Broadway, Suite 3100, Denver CO 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 626-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

As of the date of this filing, the registrant has no common units outstanding.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Effective immediately, TransMontaigne Partners LLC (the “Company”) has elected to cease voluntary filing of periodic reports with the Securities and Exchange Commission (SEC). The Company has determined doing so is in its best interests because of the substantial accounting and other expenses related to maintaining its status as a publicly reporting company. Because the Company is a voluntary filer with the SEC, it is not required to file reports under Section 13(a) and 15(d) of the Exchange Act and the Company is not required to file a Form 15 with the SEC. Although the Company will cease filing reports with the SEC, it intends to make certain financial and other information available on its private bondholder site. Bondholders may request access to this site by submitting a general inquiry through our website or completing a bondholder access form, each available at: https://www.transmontaignepartners.com/contact-us/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TransMontaigne Partners LLC

Date: May 15, 2026	By:	/s/ Matthew White
	Name:	Matthew White
	Title:	Executive Vice President, General Counsel and Secretary